UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2013

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on June 25, 2013.  The following proposals were presented to a vote of the stockholders and received the votes indicated:

Proposal 1: Election of Class C Directors

To elect Dov Charney and Marvin Igelman to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal:

Director	Votes For	Votes Withheld	Broker Non-Votes
Dov Charney	64,165,486	253,638	19,957,693
Marvin Igelman	59,315,835	5,103,289	19,957,693

Proposal 2: Ratification of appointment of independent auditors

To ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2013:

Votes For	Votes Against	Abstain
84,041,531	158,410	176,876

Proposal 3: Approval of Charney Purchase Agreement Amendment

To approve an amendment to the purchase agreement, dated as of April 27, 2011, with Mr. Charney (the “Charney Purchase Agreement”) to (i) extend the measurement periods under the Charney Anti-Dilution Provision (as defined in the Charney Purchase Agreement) by one year and (ii) reduce the number of consecutive trading days for the volume-weighted average price measurements under the Charney Anti-Dilution Provision from 60 to 30 days:

For	Against	Abstain	Broker Non-Votes
62,316,091	2,067,891	35,142	19,957,693

Proposal 4: Approval of Amended and Restated 2011 Omnibus Stock Incentive Plan

To approve the Amended and Restated 2011 Omnibus Stock Incentive Plan, which (i) increases the number of shares available under the plan from 10,000,000 to 17,500,000 and (ii) increases the maximum number of shares that may be awarded to any one participant in a given year from 1,500,000 to 3,000,000:

For	Against	Abstain	Broker Non-Votes
57,655,153	6,738,130	25,841	19,957,693

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 28, 2013	By:	/s/ Glenn A. Weinman
		Name:	Glenn A. Weinman
		Title:	Executive Vice President, General Counsel and Secretary